Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

SECOND QUARTER 2025 FINANCIAL RESULTS

Englewood, Colorado, August 7, 2025 - Liberty Media Corporation (“Liberty Media” or “Liberty”) (NASDAQ: FWONA, FWONK, LLYVA, LLYVK) today reported second quarter 2025 results. Headlines include(1):

●	Attributed to Formula One Group
o	Completed acquisition of MotoGP on July 3rd
o	Renewed agreement with Canadian Grand Prix through 2035 with a long-term extension to Bell Media’s media rights deal and renewed Austrian Grand Prix through 2041
o	Secured PepsiCo as new Official Partner of F1 through 2030 and extended Global Partnership with MSC Cruises through 2030
o	Announced new licensing agreement with Disney’s Mickey & Friends beginning in 2026
o	F1 The Movie opened globally on June 27th and is Apple’s highest-grossing film ever
●	Attributed to Liberty Live Group
o	Fair value of Live Nation investment was $10.5 billion as of June 30th
o	Filed preliminary proxy statement on July 25th, expect to complete split-off in fourth quarter 2025

“We made excellent progress since last quarter on our stated priorities, including completing the acquisition of MotoGP, advancing the split-off of Liberty Live and continuing excellent financial and operating results at Formula 1,” said Derek Chang, Liberty Media President & CEO. “Formula 1’s global strength continues to drive commercial momentum and financial success, with new partners signed and record fan engagement demonstrating the breadth and appeal of the brand. We are thrilled to begin our partnership with the MotoGP management team and, while early days, are working closely with them to support their strategic direction and accelerate the company’s growth.”

Corporate Updates

On July 3, 2025, Liberty Media completed the acquisition of Dorna Sports, S.L. (“MotoGP”), the exclusive commercial rights holder of the MotoGP™ World Championship, and will consolidate its financial results from that point forward. Following the acquisition, Liberty Media owns approximately 84% of MotoGP with MotoGP management retaining 16% of the business. MotoGP is attributed to the Formula One Group tracking stock. Due to the timing of the acquisition, the initial accounting for the acquisition is not reflected in the below financial results.

Discussion of Results

Unless otherwise noted, the following discussion compares financial information for the three and six months ended June 30, 2025 to the same period in 2024.

FORMULA ONE GROUP – The following table provides the financial results attributed to Formula One Group for the second quarter of 2025. In the second quarter, Formula One Group incurred $14 million of corporate level selling, general and administrative expense (including stock-based compensation expense).

For the periods presented below, the businesses and assets attributed to Formula One Group consist primarily of Liberty Media’s subsidiaries, F1 and Quint.

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2025	2024	2025

	amounts in millions		amounts in millions
Formula One Group
Revenue
Formula 1	$871	$1,226	$1,424	1,629
Corporate and other	141	145	185	198
Intergroup elimination	(24)	(30)	(34)	(39)
Total Formula One Group	$988	$1,341	$1,575	1,788
Operating Income (Loss)
Formula 1	$84	$293	$220	265
Corporate and other	(25)	(13)	(66)	(52)
Total Formula One Group	$59	$280	$154	213
Adjusted OIBDA (Loss)
Formula 1	$160	$361	$368	446
Corporate and other	5	8	(1)	(4)
Total Formula One Group	$165	$369	$367	442

F1 Operating Results

“This season has showcased phenomenal racing, with multiple teams and drivers competing at the very highest level. The F1 movie from Apple debuted to well-deserved accolades, marking the largest box office theatrical release for any streaming service and captivating audiences of both core and new F1 fans alike. Cultural moments like the F1 movie alongside exciting on-track action are generating strong viewership trends and especially robust social and digital engagement, including a record number of social impressions delivered by content posted on official F1 channels. Thanks to the efforts of our teams, partners and the F1 community, we are driving excellent momentum at Formula 1 on and off the track,” said Stefano Domenicali, Formula 1 President and CEO.

The following table provides the operating results of Formula 1 (“F1”).

	Three months ended			Six months ended
	June 30,			June 30,
	2024	2025	% Change	2024	2025	% Change

	$ amounts in millions			$ amounts in millions
Number of races in period	8	9		11	11

Primary Formula 1 revenue	$739	$1,032	40%	$1,202	$1,351	12%
Other Formula 1 revenue	132	194	47%	222	278	25%
Total Formula 1 revenue	$871	$1,226	41%	$1,424	$1,629	14%
Operating expenses (excluding stock-based compensation):
Team payments, excluding Concorde incentive payments	(435)	(513)	(18)%	(598)	(627)	(5)%
Other cost of Formula 1 revenue	(210)	(274)	(30)%	(333)	(402)	(21)%
Cost of Formula 1 revenue, excluding Concorde incentive payments	$(645)	$(787)	(22)%	$(931)	$(1,029)	(11)%
Selling, general and administrative expenses	(66)	(78)	(18)%	(125)	(154)	(23)%
Adjusted OIBDA	$160	$361	126%	$368	$446	21%
Concorde incentive payments	—	—	NM	—	(50)	NM
Stock-based compensation	(1)	—	NM	(1)	—	NM
Depreciation and Amortization(a)	(75)	(68)	9%	(147)	(131)	11%
Operating income (loss)	$84	$293	249%	$220	$265	20%

a)	Includes $61 million and $50 million of amortization related to purchase accounting for the three months ended June 30, 2024 and June 30, 2025, respectively, that is excluded from calculations for purposes of team payments, and $123 million and $100 million of amortization related to purchase accounting for the six months ended June 30, 2024 and June 30, 2025, respectively, that is excluded from calculations for purposes of team payments.

Primary F1 revenue represents the majority of F1’s revenue and is derived from (i) race promotion revenue, (ii) media rights fees and (iii) sponsorship fees.

There were nine races held in the second quarter of 2025 compared to eight races held in the second quarter of 2024. There were 11 races held year-to-date through the second quarter of both 2025 and 2024. The 2025 calendar is scheduled to have the same 24 events that were held in 2024, except in a different order throughout the season, which will impact the year-over-year revenue and cost comparisons on a quarterly basis.

Primary F1 revenue increased in the three months ended June 30, 2025 primarily due to the calendar variance compared to the prior year, which drove additional race promotion revenue and higher sponsorship and media rights revenue with a larger proportion of season-based income recognized during the period, as well as contractual increases in fees across all primary revenue streams. Sponsorship revenue also benefitted from revenue recognized from new sponsors. Media rights revenue also increased due to continued growth in F1 TV subscriptions and the recognition of one-time revenue associated with the release of the F1 movie. Other F1 revenue increased in the second quarter primarily due to higher hospitality and experiences revenue and growth in licensing income. The increase in hospitality and experiences revenue was driven by underlying Paddock Club growth as well as one additional event and the mix of races held. The calendar variance and mix of events also led to higher revenue from travel, technical and freight services in the second quarter.

Primary F1 revenue increased in the six months ended June 30, 2025 with growth across all revenue streams compared to the prior year. Sponsorship revenue grew due to revenue recognized from new sponsors and growth in revenue from existing contracts. Media rights revenue grew due to contractual increases in fees, continued growth in F1 TV subscriptions and the recognition of one-time revenue associated with the release of the F1 movie. Race promotion revenue increased due to contractual increases in fees and growth in other support race fees. Other F1 revenue increased in the six months ended June 30, 2025 primarily driven by higher freight income due to the different routes flown and the pass through of increased freight costs, higher hospitality from growing attendance at Paddock Clubs and growth in revenue from licensing.

Operating income and Adjusted OIBDA(2) grew in the three and six months ended June 30, 2025. Team payments increased for both periods due to the pro rata recognition of expected higher team payments for the full year. Other cost of F1 revenue is largely variable in nature and derived from servicing both Primary and Other F1 revenue opportunities. These costs increased for both the three and six months ended June 30, 2025 due to higher freight costs associated with the different order of events, higher commissions and partner servicing costs linked to underlying revenue growth, higher Paddock Club costs due to increased attendance, increased costs to service new sponsors, higher costs of delivering F1 TV to a growing subscriber base and expense associated with the Grand Prix Plaza in Las Vegas, which launched new activations and other events in the second quarter. Growth in other cost of F1 revenue in the three months ended June 30, 2025 was also impacted by the additional race held, which impacted costs of the Paddock Club, technical, travel and freight services.  Selling, general and administrative expense increased in the three and six months ended June 30, 2025 primarily due to higher personnel and marketing expense, including marketing costs associated with the 75th season launch event at London’s The O2 in the six-month period.

Corporate and Other Operating Results

Corporate and Other Adjusted OIBDA includes the rental income related to Grand Prix Plaza in Las Vegas, Quint results and other corporate overhead for the second quarter of 2025 and the prior year period. Corporate and Other revenue increased in the second quarter due to Quint results. There was $6 million of rental income related to Grand Prix Plaza in Las Vegas in the second quarter of both 2025 and 2024. In the second quarter, Quint results were primarily driven by F1 Experiences across the nine races held and the Kentucky Derby. Quint’s revenue is seasonal around its largest events, which are generally during the second and fourth quarters.

LIBERTY LIVE GROUP – In the second quarter, $7 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to Liberty Live Group.

The businesses and assets attributed to Liberty Live Group consist of Liberty Media’s interest in Live Nation and other minority investments.

Share Repurchases

There were no repurchases of Liberty Media’s common stock from May 1 through July 31, 2025. The total remaining repurchase authorization for Liberty Media as of August 1, 2025 is $1.1 billion and can be applied to repurchases of common shares of any of the Liberty Media tracking stocks.

FOOTNOTES

1)	Liberty Media will discuss these headlines and other matters on Liberty Media's earnings conference call that will begin at 10:00 a.m. (E.T.) on August 7, 2025. For information regarding how to access the call, please see “Important Notice” later in this document.
2)	For a definition of Adjusted OIBDA (as defined by Liberty Media) and the applicable reconciliation, see the accompanying schedule.

NOTES

Cash and Debt

The following presentation is provided to separately identify cash and debt information. The acquisition of MotoGP was completed on July 3, 2025 and is not reflected in cash and debt presented below.

(amounts in millions)	3/31/2025	6/30/2025
Cash and Cash Equivalents Attributable to:
Formula One Group(a)	$2,833	$3,140
Liberty Live Group	314	308
Total Consolidated Cash and Cash Equivalents (GAAP)	$3,147	$3,448

Debt:
2.25% convertible notes due 2027(b)	475	475
Formula 1 term loan and revolving credit facility	2,376	2,372
Other corporate level debt	51	50
Total Attributed Formula One Group Debt	$2,902	$2,897
Fair market value adjustment	80	133
Total Attributed Formula One Group Debt (GAAP)	$2,982	$3,030
Formula 1 leverage(c)	1.2x	0.7x

2.375% Live Nation exchangeable senior debentures due 2053(b)	1,150	1,150
Live Nation margin loan	—	—
Total Attributed Liberty Live Group Debt	$1,150	$1,150
Fair market value adjustment	432	619
Total Attributed Liberty Live Group Debt (GAAP)	$1,582	$1,769

Total Liberty Media Corporation Debt (GAAP)	$4,564	$4,799

a)	Includes $1,547 million and $1,775 million of cash held at F1 as of March 31, 2025 and June 30, 2025, respectively, and $69 million and $70 million of cash held at Quint as of March 31, 2025 and June 30, 2025, respectively.
b)	Face amount of the convertible notes and exchangeable debentures with no fair market value adjustment.
c)	Net leverage as defined in F1’s credit facilities for covenant calculations.

Liberty Media and F1 are in compliance with their debt covenants as of June 30, 2025.

Total cash and cash equivalents attributed to Formula One Group increased $307 million during the second quarter primarily due to net cash from operations at F1 and proceeds from the partial settlement of derivative contracts related to MotoGP transaction financing, partially offset by capital expenditures at F1. Total debt attributed to Formula One Group was relatively flat in the second quarter.

Total cash and cash equivalents attributed to Liberty Live Group decreased $6 million during the second quarter primarily due to interest payments and corporate overhead. Total debt attributed to Liberty Live Group was flat during the second quarter.

Important Notice: Liberty Media Corporation (Nasdaq: FWONA, FWONK, LLYVA, LLYVK) will discuss Liberty Media's earnings release on a conference call which will begin at 10:00 a.m. (E.T.) on August 7, 2025.  The call can be accessed by dialing (877) 704-2829 or (215) 268-9864, passcode 13748884 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertymedia.com/investors/news-events/ir-calendar.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial performance and prospects, the Formula 1 race calendar, expectations regarding Formula 1’s business, the planned split-off of Liberty Live and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of all conditions for the split-off of Liberty Live, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the unfavorable outcome of  future litigation, the failure to realize benefits of acquisitions, rapid industry change, failure of third parties to perform, continued access to capital on terms acceptable to Liberty Media and changes in law, including consumer protection laws, and their enforcement. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

LIBERTY MEDIA CORPORATION

BALANCE SHEET INFORMATION

June 30, 2025 (unaudited)

	Attributed
	Formula	Liberty
	One	Live	Intergroup	Consolidated
	Group	Group	Eliminations	Liberty

	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$3,140	308	—	3,448
Trade and other receivables, net	143	1	—	144
Other current assets	510	—	—	510
Total current assets	3,793	309	—	4,102
Investments in affiliates, accounted for using the equity method	33	589	—	622

Property and equipment, at cost	1,012	—	—	1,012
Accumulated depreciation	(184)	—	—	(184)
	828	—	—	828

Goodwill	4,135	—	—	4,135
Intangible assets subject to amortization, net	2,570	—	—	2,570
Deferred income tax assets	569	256	(35)	790
Other assets	557	217	—	774
Total assets	$12,485	1,371	(35)	13,821

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$469	1	—	470
Current portion of debt	34	1,769	—	1,803
Deferred revenue	780	—	—	780
Other current liabilities	50	—	—	50
Total current liabilities	1,333	1,770	—	3,103
Long-term debt	2,996	—	—	2,996
Other liabilities	304	90	(35)	359
Total liabilities	4,633	1,860	(35)	6,458
Equity / Attributed net assets	7,852	(511)	—	7,341
Noncontrolling interests in equity of subsidiaries	—	22	—	22
Total liabilities and equity	$12,485	1,371	(35)	13,821

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS INFORMATION
Three months ended June 30, 2025 (unaudited)

	Attributed
	Formula	Liberty
	One	Live	Consolidated
	Group	Group	Liberty

	amounts in millions
Revenue:
Formula 1 revenue	$1,203	—	1,203
Other revenue	138	—	138
Total revenue	1,341	—	1,341
Operating costs and expenses:
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	779	—	779
Other cost of sales	88	—	88
Selling, general and administrative (1)	111	7	118
Acquisition costs	3	—	3
Depreciation and amortization	80	—	80
	1,061	7	1,068
Operating income (loss)	280	(7)	273
Other income (expense):
Interest expense	(49)	(8)	(57)
Share of earnings (losses) of affiliates, net	(2)	73	71
Realized and unrealized gains (losses) on financial instruments, net	160	(289)	(129)
Other, net	66	4	70
	175	(220)	(45)
Earnings (loss) before income taxes	455	(227)	228
Income tax (expense) benefit	(73)	49	(24)
Net earnings (loss)	382	(178)	204
Less net earnings (loss) attributable to the noncontrolling interests	—	—	—
Net earnings (loss) attributable to Liberty stockholders	$382	(178)	204

(1) Includes stock-based compensation expense as follows:
Selling, general and administrative	$6	2	8

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS INFORMATION
Three months ended June 30, 2024 (unaudited)

	Attributed
	Formula	Liberty	Liberty
	One	Live	SiriusXM	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Formula 1 revenue	$853	—	—	853
Other revenue	135	—	—	135
Total revenue	988	—	—	988
Operating costs and expenses:
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	639	—	—	639
Other cost of sales	94	—	—	94
Selling, general and administrative (1)	96	2	—	98
Acquisition costs	11	—	—	11
Depreciation and amortization	89	—	—	89
	929	2	—	931
Operating income (loss)	59	(2)	—	57
Other income (expense):
Interest expense	(53)	(7)	—	(60)
Share of earnings (losses) of affiliates, net	(2)	85	—	83
Realized and unrealized gains (losses) on financial instruments, net	(1)	88	—	87
Other, net	20	6	—	26
	(36)	172	—	136
Earnings (loss) from continuing operations before income taxes	23	170	—	193
Income tax (expense) benefit	1	(36)	—	(35)
Net earnings (loss) from continuing operations	24	134	—	158
Net earnings (loss) from discontinued operations	—	—	349	349
Net earnings (loss)	24	134	349	507
Less net earnings (loss) attributable to the noncontrolling interests	—	—	50	50
Net earnings (loss) attributable to Liberty stockholders	$24	134	299	457

(1) Includes stock-based compensation expense as follows:
Selling, general and administrative	$6	1	—	7

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Six months ended June 30, 2025 (unaudited)

	Attributed
	Formula	Liberty
	One	Live	Consolidated
	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$404	(195)	209
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	157	—	157
Stock-based compensation	8	2	10
Share of (earnings) loss of affiliates, net	5	(77)	(72)
Realized and unrealized (gains) losses on financial instruments, net	(242)	306	64
Deferred income tax expense (benefit)	9	(51)	(42)
Intergroup tax allocation	3	(3)	—
Other, net	(33)	1	(32)
Changes in operating assets and liabilities
Current and other assets	(147)	—	(147)
Payables and other liabilities	464	1	465
Net cash provided (used) by operating activities	628	(16)	612
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(16)	(1)	(17)
Cash proceeds from dispositions	26	—	26
Cash (paid) received for acquisitions, net of cash acquired	(131)	—	(131)
Capital expended for property and equipment, including internal-use software and website development	(55)	—	(55)
Cash proceeds from foreign currency forward contracts	71	—	71
Other investing activities, net	(14)	—	(14)
Net cash provided (used) by investing activities	(119)	(1)	(120)
Cash flows from financing activities:
Repayments of debt	(11)	—	(11)
Other financing activities, net	19	—	19
Net cash provided (used) by financing activities	8	—	8
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	9	—	9
Net increase (decrease) in cash, cash equivalents and restricted cash	526	(17)	509
Cash, cash equivalents and restricted cash at beginning of period	2,638	325	2,963
Cash, cash equivalents and restricted cash at end of period	$3,164	308	3,472

Cash and cash equivalents	$3,140	308	3,448
Restricted cash included in other assets	24	—	24
Total cash, cash equivalents and restricted cash at end of period	$3,164	308	3,472

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Six months ended June 30, 2024 (unaudited)

	Attributed
	Formula	Liberty	Liberty
	One	Live	SiriusXM	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$101	61	590	752
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Net (earnings) loss from discontinued operations	—	—	(590)	(590)
Depreciation and amortization	175	—	—	175
Stock-based compensation	18	2	—	20
Share of (earnings) loss of affiliates, net	5	(64)	—	(59)
Realized and unrealized (gains) losses on financial instruments, net	(47)	(19)	—	(66)
Deferred income tax expense (benefit)	2	13	—	15
Intergroup tax allocation	(62)	3	—	(59)
Intergroup tax (payments) receipts	80	3	—	83
Other, net	5	(4)	—	1
Changes in operating assets and liabilities
Current and other assets	(79)	2	—	(77)
Payables and other liabilities	203	(4)	—	199
Net cash provided (used) by operating activities	401	(7)	—	394
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(1)	—	—	(1)
Cash proceeds from dispositions	—	107	—	107
Cash (paid) received for acquisitions, net of cash acquired	(205)	—	—	(205)
Capital expended for property and equipment, including internal-use software and website development	(40)	—	—	(40)
Other investing activities, net	(62)	1	—	(61)
Net cash provided (used) by investing activities	(308)	108	—	(200)
Cash flows from financing activities:
Borrowings of debt	10	—	—	10
Repayments of debt	(31)	—	—	(31)
Other financing activities, net	27	—	—	27
Net cash provided (used) by financing activities	6	—	—	6
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(8)	—	—	(8)
Net cash provided (used) by discontinued operations:
Cash provided (used) by operating activities	—	—	753	753
Cash provided (used) by investing activities	—	—	(550)	(550)
Cash provided (used) by financing activities	—	—	(314)	(314)
Net cash provided (used) by discontinued operations	—	—	(111)	(111)
Net increase (decrease) in cash, cash equivalents and restricted cash	91	101	(111)	81
Cash, cash equivalents and restricted cash at beginning of period	1,408	305	315	2,028
Cash, cash equivalents and restricted cash at end of period	$1,499	406	204	2,109

Cash and cash equivalents	$1,491	406	188	2,085
Restricted cash included in other current assets	8	—	—	8
Restricted cash included in current assets of discontinued operations	—	—	8	8
Restricted cash included in noncurrent assets of discontinued operations	—	—	8	8
Total cash, cash equivalents and restricted cash at end of period	$1,499	406	204	2,109

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for Formula One Group, together with reconciliations to operating income, as determined under GAAP.  Liberty Media defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, Concorde incentive payments and restructuring, acquisition and impairment charges.

Liberty Media believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because Adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for Liberty Media to operating income (loss) calculated in accordance with GAAP for the three and six months ended June 30, 2024 and June 30, 2025.

QUARTERLY SUMMARY

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2025	2024	2025
Formula One Group
Operating income (loss)	$59	$280	$154	$213
Depreciation and amortization	89	80	175	157
Stock compensation expense	6	6	18	8
Acquisition costs(a)	11	3	20	14
Concorde incentive payments	—	—	—	50
Adjusted OIBDA	$165	$369	$367	$442

(a)	Formula One Group incurred $11 million and $3 million of costs related to corporate acquisitions during the three months ended June 30, 2024 and June 30, 2025, respectively, and $20 million and $14 million of costs related to corporate acquisitions during the six months ended June 30, 2024 and June 30, 2025, respectively.